Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. REPORTS FIRST QUARTER FISCAL 2026 RESULTS

●	Net Income Per Diluted Share of $0.17 for the First Quarter Compared to $0.12 Last Year and Non-GAAP Net Income Per Diluted Share of $0.19 for the First Quarter Compared to $0.12 Last Year, Both Exceeding Guidance
●	Net Sales of $583.6 Million for the First Quarter Compared to $609.7 Million Last Year
●	Repurchases of $19.7 Million or 807,437 Shares in the First Quarter
●	Reaffirms Net Sales Guidance for Fiscal 2026

New York, New York – June 6, 2025 – G-III Apparel Group, Ltd. (NasdaqGS: GIII) (“G-III” or the “Company”) today reported results for the first quarter of fiscal 2026, ended April 30, 2025.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “G-III delivered solid first quarter results, marked by earnings that exceeded the high end of guidance. Our performance was fueled by double-digit growth of our key owned brands, DKNY, Karl Lagerfeld and Donna Karan, which largely offset the exit of the Calvin Klein jeans and sportswear businesses. These results underscore the strong demand and desirability of our brand portfolio and are a testament to our team’s outstanding execution.”

Mr. Goldfarb concluded, “We are reaffirming our net sales guidance for fiscal 2026 and working diligently to mitigate the impact of tariffs. Our experienced management team has a proven track record of successfully navigating periods of uncertainty, and we view the ongoing disruptions as an opportunity to strengthen our competitive position and capture incremental market share. As we advance our strategic priorities, we have never been more confident in the global resonance of our brands and the significant growth potential ahead to drive long-term profitability and shareholder value.”

Results of Operations

First Quarter Fiscal 2026

Net sales for the first quarter ended April 30, 2025 decreased 4% to $583.6 million compared to $609.7 million in the prior year’s quarter.

Net income for the first quarter ended April 30, 2025 was $7.8 million, or $0.17 per diluted share, compared to $5.8 million, or $0.12 per diluted share, in the prior year’s quarter.

Non-GAAP net income per diluted share was $0.19 for the first quarter ended April 30, 2025 compared to $0.12 in the same period last year. Non-GAAP net income per diluted share in the first quarter of fiscal 2026 excludes $1.0 million in one-time severance expenses related to a closed warehouse. There were no non-GAAP adjustments during the first quarter of fiscal 2025. The effect of this exclusion was equal to $0.02 per diluted share in the first quarter of this year.

Balance Sheet as of First Quarter Fiscal 2026

Inventories decreased 5% to $456.5 million this year compared to $479.7 million last year.

Total debt decreased 96% to $18.7 million this year compared to $426.4 million last year. In August 2024, we voluntarily redeemed the entire $400.0 million principal amount of our senior secured notes (the “Notes”) at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest. The payment was made with cash on hand and borrowings from the revolving credit facility.

Capital Allocation

Share repurchases of 807,437 for $19.7 million were made in the first quarter ended April 30, 2025.

Outlook

The Company has reaffirmed its net sales outlook for fiscal 2026. Due to uncertainty around tariffs and related macroeconomic conditions, the Company has withdrawn its net income, non-GAAP net income and adjusted EBITDA guidance for fiscal 2026 issued on March 13, 2025. Based on the tariff rates in place on June 5, 2025, the Company anticipates the unmitigated cost of tariffs on goods imported into the United States will result in additional expense of approximately $135.0 million, which is expected to primarily be weighted to the second half of the year. The Company is diligently working to offset these costs through (i) diversifying our sourcing mix and vendor discounts, (ii) selective price increases and (iii) other cost saving initiatives.

In addition, the Company today provided its outlook for its second quarter ending July 31, 2025.

Fiscal 2026

Net sales are expected to be approximately $3.14 billion. This compares to net sales of $3.18 billion for fiscal 2025. As previously planned, the Company continues to expect sales in the first half of fiscal 2026 to be lower as compared to the previous year, with acceleration expected in the second half of fiscal 2026.

Second Quarter Fiscal 2026

Net sales for the second quarter of fiscal 2026 are expected to be approximately $570.0 million. Net sales are expected to be negatively impacted by supply chain challenges and timing shifts in certain programs into the second half of this year. This compares to net sales of $644.8 million in last year’s second quarter. Gross margins are expected to be comparable to the prior year’s second quarter.

Net income for the second quarter of fiscal 2026 is expected to be between $1.0 million and $6.0 million, or diluted earnings per share between $0.02 and $0.12. This compares to net income of $24.2 million, or $0.53 per diluted share, in last year’s second quarter.

Non-GAAP Financial Measures

Reconciliations of GAAP net income to non-GAAP net income, GAAP net income per diluted share to non-GAAP net income per diluted share and GAAP net income to adjusted EBITDA are presented in tables accompanying the financial statements included in this release and provide useful information to evaluate the Company’s operational performance. A description of the amounts excluded on a non-GAAP basis are provided in conjunction with these tables. Non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III Apparel Group, Ltd., a global leader in fashion with expertise in design, sourcing and marketing, owns and licenses a portfolio of over 30 preeminent brands. The Company is differentiated across unique brand propositions, product categories and consumer touch points. G-III owns ten iconic brands including, DKNY, Karl Lagerfeld, Donna Karan and Vilebrequin, and licenses over 20 brands including Calvin Klein, Tommy Hilfiger, Nautica, Halston, Converse, BCBG and National Sports leagues, among others.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the federal securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the reliance on licensed product, risks relating to G-III’s ability to increase revenues from sales of its other products, new acquired businesses or new license agreements as licenses for Calvin Klein and Tommy Hilfiger product expire on a staggered basis, reliance on foreign manufacturers, risks of doing business abroad, supply chain disruptions, risks related to acts of terrorism and the effects of war, the current economic and credit environment risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, including inflation and higher interest rates, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended April 30,
	2025	2024

	(Unaudited)

Net sales	$583,609	$609,747
Cost of goods sold	337,065	350,854
Gross profit	246,544	258,893

Selling, general and administrative expenses	231,495	236,621
Depreciation and amortization	6,573	8,768
Operating profit	8,476	13,504

Other income (loss)	3,462	(223)
Interest and financing charges, net	(461)	(5,424)
Income before income taxes	11,477	7,857

Income tax expense	3,718	2,305
Net income	7,759	5,552
Less: loss attributable to noncontrolling interests	—	(250)
Net income attributable to G-III Apparel Group, Ltd.	$7,759	$5,802

Net income attributable to G-III Apparel Group, Ltd. per common share:
Basic	$0.18	$0.13
Diluted	$0.17	$0.12

Weighted average shares outstanding:
Basic	43,748	45,484
Diluted	45,385	46,734

Selected Balance Sheet Data (in thousands):	As of April 30,
	2025	2024

	(Unaudited)

Cash and cash equivalents	$257,785	$508,434
Working capital	817,509	1,140,449
Inventories	456,482	479,671
Total assets	2,415,873	2,565,399
Total debt	18,742	426,351
Operating lease liabilities	269,922	224,452
Total stockholders' equity	1,684,094	1,519,875

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands)

	Three Months Ended
	April 30, 2025	April 30, 2024

	(Unaudited)

GAAP net income attributable to G-III Apparel Group, Ltd.	$7,759	$5,802

Excluded from non-GAAP:
One-time warehouse related severance expenses	978	—
Income tax impact of non-GAAP adjustments	(316)	—

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$8,421	$5,802

Non-GAAP net income is a “non-GAAP financial measure” that excludes in fiscal 2026 one-time severance expenses related to a closed warehouse. There were no non-GAAP exclusions for the first quarter of fiscal 2025. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP NET INCOME PER SHARE

	Three Months Ended
	April 30, 2025	April 30, 2024

	(Unaudited)

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$0.17	$0.12

Excluded from non-GAAP:
One-time warehouse related severance expenses	0.03	—
Income tax impact of non-GAAP adjustments	(0.01)	—

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$0.19	$0.12

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes in fiscal 2026 one-time severance expenses related to a closed warehouse. There were no non-GAAP exclusions for the first quarter of fiscal 2025. The income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	April 30, 2025	April 30, 2024

	(Unaudited)

Net income attributable to G-III Apparel Group, Ltd.	$7,759	$5,802

One-time warehouse related severance expenses	978	—
Depreciation and amortization	6,573	8,768
Interest and financing charges, net	461	5,424
Income tax expense	3,718	2,305

Adjusted EBITDA, as defined	$19,489	$22,299

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net and income tax expense and excludes in fiscal 2026 one-time severance expenses related to a closed warehouse. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME TO FORECASTED AND ACTUAL NON-GAAP NET INCOME

(In thousands)

	Forecasted Three	Actual Three
	Months Ending	Months Ended
	July 31, 2025	July 31, 2024

	(Unaudited)

Net income attributable to G-III Apparel Group, Ltd.	$1,000 - 6,000	$24,212

Excluded from non-GAAP:
Gain on forgiveness of liabilities	—	(600)
Income tax impact of non-GAAP adjustments	—	168

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$1,000 - 6,000	$23,780

Non-GAAP net income is a “non-GAAP financial measure” that excludes in fiscal 2025 the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. The income tax impact of non-GAAP adjustments is calculated using the effective tax for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME PER SHARE TO FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

	Forecasted Three	Actual Three
	Months Ending	Months Ended
	July 31, 2025	July 31, 2024

	(Unaudited)

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$0.02 - 0.12	$0.53

Excluded from non-GAAP:
Gain on forgiveness of liabilities	—	(0.01)
Income tax impact of non-GAAP adjustments	—	—

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$0.02 - 0.12	$0.52

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes in fiscal 2025 the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. The income tax impact of non-GAAP adjustments is calculated using the effective tax for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

SVP of Investor Relations and Treasurer

(646) 473-5228